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                                                                   Exhibit 10.11


                        CAPITAL ONE FINANCIAL CORPORATION

                               EXCESS SAVINGS PLAN
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                        CAPITAL ONE FINANCIAL CORPORATION

                               EXCESS SAVINGS PLAN

                                TABLE OF CONTENTS

SECTION 1

         Purpose

SECTION 2
         Definitions

                  2.1      Account
                  2.2      Alternate Payee
                  2.3      Beneficiary
                  2.4      Applicable Limitations
                  2.5      Board of Directors or Board
                  2.6      Change of Control
                  2.7      Code
                  2.8      Company
                  2.9      Compensation
                  2.10     Deferral Agreement
                  2.11     Distribution
                  2.12     Distribution Date
                  2.13     Domestic Relations Order
                  2.14     Effective Date
                  2.15     Effective Rate
                  2.16     Eligible Executive
                  2.17     Associate Savings Plan
                  2.18     Employer
                  2.19     ERISA
                  2.20     Participant
                  2.21     Participant Deferrals
                  2.22     Plan
                  2.23     Spouse
                  2.24     Valuation Date

SECTION 3
         Participation
                  3.1      In General
                  3.2      Termination of Participation;
                           Re-employment
                  3.3      Change in Status

SECTION 4
         Participant Deferrals Employer Matching Credits
                  4.1      Participant Deferrals
                  4.2      Employer Matching Credits/Additional
                           Contributions
                  4.3      Timing of Deferral Credits
                  4.4      Interest on Deferral Credits
                  4.5      Deferral on Change of Status of
                           Participation
                  4.6      Certain Transfers

SECTION 5
         Participant Accounts


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                  5.1      Participant Accounts
                  5.2      Vesting of Account

SECTION 6
         Payment of Benefits
                  6.1      Commencement of Benefits
                  6.2      Method of Payment
                  6.3      Payment Upon Change of Control
                  6.4      Hardship Withdrawal
                  6.5      Designation of Beneficiary

SECTION 7
         Amendment or Termination
                  7.1      Right to Terminate
                  7.2      Right to Amend
                  7.3      Assignment by Company

SECTION 8
         General Provisions
                  8.1      No Funding

                  8.2      No Contract of Employment
                  8.3      Withholding Taxes
                  8.4      Restrictions on Transfer
                  8.5      Domestic Relations Order/Alternate Payee
                  8.6      Administration
                  8.7      Construction
                  8.8      Binding Upon Successors and Assigns
                  8.9      Life Insurance and Funding
                  8.10     Form of Communication


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                        Capital One Financial Corporation

                               Excess Savings Plan

                                    SECTION 1

                                     Purpose

         This Excess Savings Plan was adopted by the Board of Directors of Capital One Financial Corporation on October 28, 1994. The Plan is intended to provide those eligible executives participating in the Capital One Financial Corporation Associate Savings Plan (the "Associate Savings Plan") with an opportunity to defer that portion of their compensation that they are precluded from deferring under the Associate Savings Plan due to limitations on such deferrals imposed by the Internal Revenue Code.

         The Board has determined that the benefits to be paid to Employees under this Plan constitute reasonable compensation for the services rendered and to be rendered by the Employees.

                                    SECTION 2

                                   Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires a different meaning:

         2.1 Account. The bookkeeping account maintained for each Participant by his Employer to record his or her Deferrals (including deferrals under the Signet Banking Corporation Executive Employees Excess Savings Plan) as adjusted pursuant to Section 5.1.

         2.2 Alternate Payee. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

         2.3 Beneficiary. The person(s) or entity designated in accordance with Section 6.5 to receive a Participant's benefits under the Plan after the Participant's death.

         2.4 Applicable Limitations. Statutory provisions that reduce benefits and/or contributions under the Associate Savings Plan or Signet Associate Savings Plan, such as Code sections 401(a)(17), 402(g), and 415.

         2.5      Board of Directors or Board. The Board of Directors of the
Company.

         2.6 Change of Control. A "Change of Control" shall mean any of the following events.

                  (a) The acquisition, other than from the Company, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning or Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the
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         individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

                  (b) Individuals who constitute the Board immediately prior to, or at the time of consummation of, the Distribution (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Distribution Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be; or

                  (d) A complete liquidation or dissolution of the Company or of sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                  (e) Neither the sale of Company common stock in an initial public offering, nor the distribution of Company common stock by Capital One's parent corporation to its shareholders in a transaction to which Section 355 of the Internal Revenue Code applies, nor any restructuring of the Company or its Board of Directors in contemplation of or as the result of either of such events, shall constitute a Change of Control.

         2.7 Code. The Internal Revenue Code of 1986, as amended from time to time.

         2.8 Company. Capital One Financial Corporation and any successor by merger, consolidation or otherwise.

         2.9 Compensation. The earnings paid to a Participant by his or her Employer during each calendar year for personal services, including bonuses, overtime and commissions received in cash. "Compensation" shall be determined before taking into account any reduction in a Participant's earnings resulting from an election to have Before-Tax Contributions made on his behalf pursuant to the Plan. "Compensation" shall not include contributions made by the Employer under this Plan or under any other plan of deferred compensation maintained by the Employer (other than Before-Tax Contributions), and variable pay, and "Compensation" shall not include special allowances (such as amounts paid to an Employee during an authorized leave of absence, moving expenses, car expenses, tuition reimbursement,


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meal allowances, the cost of excess group life insurance income includible in taxable income, and similar items) and any additional compensation in any form received by a Participant on any date following his final period of employment, all as determined by the Employer.

         2.10 Deferral Agreement. The election filed by a Participant under the Associate Savings Plan to defer Compensation.

         2.11 Distribution. The distribution of the Company's common stock to shareholders of the Company's parent corporation in a transaction to which Code section 355 applies.

         2.12     Distribution Date. The date the Distribution occurs.

         2.13 Domestic Relations Order. Any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant made pursuant to a State domestic relations law (including a community property law).

         2.14 Effective Date. The first to occur of January 1, 1995 and the Distribution Date.

         2.15 Effective Rate. The rate fixed by the Board of Directors for the crediting of interest rate equivalents on Participant Accounts.

         2.16 Eligible Executive. An employee in Tiers I through IV of the Company.

         2.17 Associate Savings Plan. Capital One Financial Corporation Associate Savings Plan, as amended from time to time, a plan qualified under Code Sections 401(a) and 401(k).

         2.18 Employer. The Company and any subsidiary directly or indirectly controlled by the Company that has an Eligible Employee who is a Participant.

         2.19 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         2.20 Participant. Each Eligible Executive who is an active participant in the Associate Savings Plan and has not declined to be a Participant in this Plan.

         2.21 Participant Deferrals. The amounts credited to a Participant's Account under Section 4.1.

         2.22 Plan. The Capital One Financial Corporation Executive Employee Excess Savings Plan, as amended from time to time.

         2.23 Spouse. The person who is the Participant's "spouse" as such term is defined in the Cash Balance Plan.

         2.24 Valuation Date. Shall mean the last business day of each month following the Effective date.

                                    SECTION 3

                                  Participation

         3.1 In General. An Eligible Executive shall become a Participant of the Plan as of the date he files his initial Deferral Agreement electing to make Before-Tax Contributions under the Associate Savings Plan. The Deferral Agreement filed with the Company pursuant to the Associate Savings Plan shall be effective under this Plan and shall be controlling as to the crediting of deferrals under Section 4.1 until the date the Participant (a) becomes an ineligible Participant because he or she is no longer a participant in the


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Associate Savings Plan or is no longer an Eligible Executive, (b) elects not to be a Participant in this Plan, or (c) becomes entitled to benefits under the Plan.

         3.2 Termination of Participation; Re-employment. Participation shall cease upon a Participant's termination of employment or if the Participant ceases to be an Eligible Executive. Upon re-employment as an Eligible Executive, such person shall become a Participant from the date an election is filed under the Associate Savings Plan to make Before-Tax contributions. If a former Participant did not receive the balance in his Account prior to re-employment, his previous elections and beneficiary designation shall remain in effect. If a Participant elects not to be an active Participant, he or she may again become an active Participant by filing an election with the Company. Such election shall be effective for compensation earned during the Payroll Period next following the date of his election.

         3.3 Change in Status. If a Participant ceases to be an Eligible Executive or elects not to be an active Participant but continues to be employed by the Employer, deferrals shall be suspended as provided in Section 4.5. All other provisions of the Plan shall remain in effect, and he shall continue to be entitled to credits under Section 4 of the Plan until his Account is fully distributed as provided in Section 6.

                                    SECTION 4

                              Participant Deferrals

                            Employer Matching Credits

         4.1 Participant Deferrals. A Participant will be entitled to compensation deferrals under the Plan in accordance with the Participant's deferral election made pursuant to the terms of the Associate Savings Plan. A Participant will be entitled to credits under the Plan to the extent that the Participant's elective deferrals exceed the Applicable Limitations under the Associate Savings Plan. Any amounts which cannot be credited to the Participants accounts under the Associate Savings Plan because of Applicable Limitations shall be credited to his or her Account maintained pursuant to Section 5.1.

         4.2 Employer Matching Credits/Additional Contributions. Each Participant will be credited (a) for each payroll period with an amount equal to 50% of that portion of the Participant's Before-Tax Contributions that exceeds the Applicable Limitations under the Associate Savings Plan, except that Employer Matching credits under the Plan will not exceed the difference between 3% of the Participant's Compensation reduced by Employer Matching Contributions under the Associate Savings Plan in such payroll period, and (b) with his or her share of the amount of any additional performance related contribution and any employer profit-sharing contribution for the year pursuant to the Associate Savings Plan that exceed the Applicable Limitations. No credits shall be made under this Section 4.2 with respect to:

                  (i) any After-Tax Contributions made by the Participant under the Associate Savings Plan,

                  (ii) that portion of Before-Tax Contributions made by the Participant under the Associate Savings Plan, which in the aggregate exceeds 6% of the Participant's Compensation, or

                  (iii) any Before-Tax Contribution that is distributed to the Participant pursuant to the provisions of the Associate Savings Plan providing for the distribution of Excess Contributions.

         4.3 Timing of Deferral Credits. As of the end of each payroll period, each Participant's Account will be credited with (a) Participant Deferrals as provided in Section 4.1 and (b) Employer Matching Credits as provided in Section 4.2.

         4.4 Interest on Deferral Credits. As of the end of each month, each Participant's Account will be credited with an interest equivalent at the Effective Rate, and such interest equivalent will be compounded monthly.


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         4.5      Deferrals on Change of Status of Participation. Deferral
credits pursuant to Sections 4.1 and 4.2 for a Participant who changes his or her status will be governed by the following provisions:

                  (a) a Participant who elects not to participate in the Plan will be credited with deferrals through and ending with the payroll period within which the Participant's election is received by the Company.

                  (b) a Participant who becomes an ineligible Participant because he ceases to be an Eligible Executive will be entitled to Participant credits and Employer matching credits through the payroll period ending closest to the end of the calendar year in which he or she ceases to be an Eligible Executive.

         4.6 Certain Transfers. A Participant's Account shall be credited with any amounts transferred to the Plan on the Participant's behalf from the Capital One Financial Corporation 1994 Deferred Compensation Plan, and each Participant shall be fully vested in amounts transferred to the Plan on his or her behalf from such plan.

                                    SECTION 5

                              Participant Accounts

         5.1 Participant Accounts. The Company shall maintain, or cause to be maintained, for each Participant records showing the amounts credited from time to time to his or her Account. At least once a year, each Participant and, if applicable, former Participant shall be furnished with a statement setting forth the credits to his or her Account.

         5.2 Vesting of Account. Each Participant shall be vested in his or her Account as follows: (a) Deferrals credited pursuant to Section 4.1 will be fully vested, and (b) Employer matching credits will become vested after the Participant has completed 2 years of service with his or her Employer, including prior uninterrupted service with Signet Banking Corporation or a subsidiary thereof.

                                    SECTION 6

                               Payment of Benefits

         6.1 Commencement of Benefits. A Participant shall be entitled to begin the payment of benefits under the Plan as of the date the Participant becomes entitled to receive his or her benefits under the Associate Savings Plan. Benefits shall be paid as provided in Section 6.2.

         6.2      Method of Payment.

                  (a) Retirement, Disability or Death. In the event of retirement or disability, a Participant's or former Participant's Account shall be distributed to him or, in the event of his death, to his Beneficiary, in annual installments over a period not exceeding the lesser of (a) the number of years between the date distributions begin and the date the Participant attains the age of 80, and (b) fifteen
         (15) years. Installments shall be payable as of January 1 and July 1, coincident with or next following the date the Participant (or his Beneficiary) becomes entitled to receive payments. The amount of each installment shall equal the balance in the Account as of the Valuation Date next preceding the date of payment, divided by the number of remaining installments (including the installment being determined). If a Participant or former Participant dies before payment of all the credits to his or her Account, the remaining balance shall continue to be paid in annual installments to his or her Beneficiary. A Participant (or Beneficiary of a Participant) may request at least one year before his or her Account becomes distributable that payment be made in a lump sum or over a period of years fewer than the number determined above, but any such change in method (and the timing of such change) shall be solely at the discretion of the committee authorized by the Board to administer the Associate Savings Plan.


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                  (b) Termination for Other Reasons. If a Participant's
         employment terminates for reasons other than death, disability or retirement, the Participant's Account shall be distributed in five annual installments commencing as of the January 1 or July 1 coincident with or next following the date of the Participant's termination of employment. The amount of each installment shall equal the balance in the Account as of the Valuation Date next preceding the date of payment, divided by the number of remaining installments (including the installment being determined). If a Participant or former Participant dies before payment of all the credits to his or her Account, the remaining balance shall continue to be paid in annual installments to his or her Beneficiary. A Participant may instead request payment in a lump sum to be paid within 60 days after the Valuation Date that coincides with or next follows his or her termination of employment on account of reasons other than death, disability or retirement, provided that any such request must be made at least one year before his or her Account otherwise would become distributable on account of such a termination, and provided further that any such change in method (and the timing of such change) shall be solely at the discretion of the committee authorized by the Board to administer the Associate Savings Plan.

         6.3 Payment Upon Change of Control. Notwithstanding any other provision of the Plan to the contrary, and unless the Eligible Employee made and filed with the Company as soon as practicable after first becoming a Participant, but in any event not later than six months before the occurrence of a Change of Control, an irrevocable election to defer receipt of payment of his Account to his Retirement or earlier termination of employment if a Change of Control occurs, the Company shall pay to such Participant, Beneficiary or Alternate Payee of the Participant, within 30 days of a Change of Control a lump sum in cash in an amount equal to the amount credited to his or her Account as of the Change of Control.

         6.4 Hardship Withdrawal. A Participant or former Participant may, in the event of a severe financial hardship, request a withdrawal from his Account. The request shall be made in a time and manner determined by the Company, shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Company. For purposes of this Section 6.4, financial hardship shall have the same meaning as that term is used in the Associate Savings Plan. The Participant's Deferrals of a Participant permitted to make a hardship withdrawal shall be suspended for a period of twelve months from the date of the withdrawal.

         6.5 Designation of Beneficiary. A Participant or former Participant may, in the manner determined by the Company, designate a beneficiary and one or more contingent beneficiaries (which may include the Participant's or former Participant's estate) to receive any benefits which may be payable under the Plan upon his death. A Participant or former Participant may revoke or change any designation made under this Section 6.4 in the manner determined by the Company. If a Participant or former Participant fails to designate a Beneficiary, the payment of benefits under the Plan on account of his death shall be governed by the terms of the Associate Savings Plan.

                                    SECTION 7

                            Amendment or Termination

         7.1 Right to Terminate. The Board may, in its sole discretion, terminate this Plan at any time. If the Plan is terminated, each Participant, former Participant or Beneficiary whose benefits are not in pay status shall be entitled to (a) begin to receive installment payments as provided, in Section 6.2, or (b) receive a single lump sum payment equal to the balance in his Account (including the unpaid balance of the Account of a Participant whose benefits are in pay status), as determined by the Company. The single lump sum payment shall be made as soon as practicable (but not later than 60 days) following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Participant, former Participant or Beneficiary under the Plan.

         7.2 Right to Amend. The Board may, in its sole discretion, amend this Plan in any way, provided no amendment shall adversely affect the rights of a Participant, former Participant or Beneficiary


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with respect to amounts credited to his or her Account as of the date of the amendment. The Board may effect an amendment either by adopting a resolution setting forth or incorporating the specific terms of the amendment or by adopting a resolution authorizing one or more officer(s) of the Company to amend the Plan as necessary and appropriate to carry out the intention of the Board as expressed in the resolution.

         7.3 Assignment by Company. The Company has the unconditional right to assign its responsibilities and obligations under this Plan to a successor or other entity without notice to Participants, Beneficiaries or Alternate Payees.

                                    SECTION 8

                               General Provisions

         8.1 No Funding. Nothing contained in this Plan shall require an Employer to segregate any assets from their general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, former Participant or Beneficiary. Participants, former Participants and any Beneficiary of a Participant shall not have any right, title or interest in or to any specific funds or property of any Employer, and their interest shall be those of a general creditor.

         8.2 No Contract or Employment. The existence of this Plan does not constitute a contract for continued employment between an Eligible Executive or a Participant and his Employer.

         8.3 Withholding Taxes. All payments under the Plan shall be subject to and net of an amount sufficient to satisfy all federal, state or local withholding tax requirements.

         8.4 Restrictions on Transfer. Any benefits to which a Participant, his Beneficiary or Alternate Payee may become entitled under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements or torts of a Participant, his Beneficiary or Alternate Payee. This Plan does not give a Participant, his Beneficiary or Alternate Payee any interest, lien, or claim against any specific assets of the Company. Participants and their Beneficiaries have only the rights of general creditors of the Company.

         8.5      Domestic Relations Order/Alternate Payee.

                  (a) Notwithstanding the provisions of Section 8.4, an Alternate Payee shall be entitled to receive a benefit under the Plan, computed by reference to the Participant's benefit in accordance with the terms of the Domestic Relations Order, at the time and in the manner benefits begin to be paid or are paid to the Participant. If the Alternate Payee predeceases the Participant before payments begin to be paid or are paid to the Participant, the Alternate Payee's interest in the Plan shall begin to be paid or shall be paid (i) at the time and in the manner the Alternate Payee would have received or began to receive payment had the Alternate Payee survived, and (ii) if not inconsistent with the terms of the Domestic Relations Order, to the person or persons designated by the Alternate Payee in a writing filed with and acknowledged by the Company, or, if no writing has been filed or if the person or persons designated predecease the Alternate Payee, to the legal representative of the Alternate Payee.

                  (b) The Domestic Relations Order shall clearly specify (i) the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's benefit to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) any limitation on the number of payments or period to which such order applies. The Company shall not be required to make payments to an Alternate Payee pursuant to a Domestic Relations Order that requires the Plan to (i) provide any type or form of benefit, or payment option, not otherwise provided under the Plan, (ii) provide increased benefits (determined on the basis of actuarial value), or (iii) pay benefits to an Alternate Payee otherwise required to be


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         paid to another Alternate Payee under an order previously determined to be a Domestic Relations Order.

                  (c) The Company shall have the right to delay any payment of a benefit under the Plan to an Alternate Payee for up to 180 days if necessary to determine whether the Domestic Relations Order complies with the provisions of this section.

                  (d) If an Alternate Payee cannot be located after a diligent search has been conducted, the interest of the Alternate Payee can be forfeited at the direction of the Company at any time after a two-year period and restored to the Participant on such conditions and terms as the Company shall determine.

         8.6      Administration.

                  (a) This Plan shall be administered by the Company. The Company shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan. Prior to paying any benefit under the Plan, the Company may require the Participant, former Participant or Beneficiary to provide such information or material as the Company, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under the Plan. The Company may withhold payment to any benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

                  (b) The Company shall provide adequate notice in writing to any Participant, former Participant, beneficiary or contingent beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such member, former Participant or Beneficiary for a full and fair review by the Company of its decision denying the claim. The Company's decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.

                  (c) All acts and decisions of the Company shall be final and binding upon each Participant, former Participant and Beneficiary and employees of the Employer.

                  (d) The Company may appoint one or more persons to act as administrator and delegate its administrative and fiduciary responsibilities to such administrator.

         8.7 Construction. For construction, one gender includes the other, and the singular and plural include each other where the meaning would be appropriate. This Plan is construed in accordance with the laws of the State of Delaware, except to the extent that the laws of the United States of America have superseded those laws. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provision. If a provision of this Plan is not valid, that invalidity does not affect the remaining provisions.

         8.8 Binding Upon Successors and Assigns. The provisions of the Plan shall be binding upon the Participant and the Company and their successors, assigns, heirs, executors and beneficiaries.

         8.9 Life Insurance and Funding. The Company in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Participant shall have no interest whatsoever in any such policy or policies, but, as a condition of participation and at the request of the Company, the Participant shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

         8.10 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant shall be in writing and in such form as the


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Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's office at 2980 Fairview Park Drive, Falls Church, Virginia 22043.

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